Exhibit 99.1
IMAX CORPORATION
2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com
IMAX Announces New Management Structure as It
Enters New Phase in Its Growth
Bradley J. Wechsler to Become Sole Chairman of the Board of IMAX Effective April 1, 2009;
Richard L. Gelfond to Become Sole CEO and Remain Member of the Board
Wechsler to Focus Primarily on Corporate Strategy, Governance and Business Development;
Gelfond to Lead Execution of Business, Strategy and Operations
Toronto, Canada — December 12, 2008 —IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today announced that effective April 1, 2009, Bradley J. Wechsler, currently co-Chairman and co-CEO of the Company, will become the sole Chairman of the Board. Richard L. Gelfond, currently co-Chairman and co-CEO, will become the sole CEO, reporting to the Board of Directors, and will also retain his seat on the Board. This new management structure will be put in place as the Company continues to successfully implement its Hollywood and digital strategies and enters a new phase in IMAX’s growth. With the anticipated rapid growth of the IMAX network over the next several years, Messrs. Wechsler and Gelfond also announced that IMAX will begin a search for a Chief Operating Officer to help manage the Company’s expanded operations. The Chief Operating Officer will report to Mr. Gelfond.
Mr. Wechsler initiated discussions with Mr. Gelfond and the Board about a new role several months ago as the Company’s new digital strategy and key joint ventures entered their implementation phase. With the execution of the digital rollout on track, IMAX’s feature film slate and studio relationships expanding significantly, a robust systems backlog, and a strong pipeline of new business and joint ventures in place, Messrs. Wechsler and Gelfond and the Board believe this is the right time for the management transition.
Mr. Wechsler has helped build and run IMAX for more than a decade — providing strategic and market leadership; developing important relationships with major studio and joint venture partners; building successful teams both inside and outside the Company; and leading some of the Company’s most important business initiatives. He has played a vital role in developing and executing the Company’s digital strategy — as well as in forging some of the original relationships that led to its new business model-changing joint ventures, which will help to drive IMAX’s growth and financial performance going forward.
In his new role, Mr. Wechsler will actively focus on broader strategic issues, including capital market strategies, corporate governance and business development opportunities for the Company, while Mr. Gelfond will have responsibility for running the business, executing Company strategy, overseeing relationships with the financial community and ensuring the continued success of IMAX’s Hollywood film strategy, digital theatre system roll-out and joint-venture theatre businesses.

Messrs. Wechsler and Gelfond said, “We have been close business partners for more than 14 years, acquiring IMAX in March 1994 and bringing the Company public in June of that year. Together, we have developed the strategy that transformed the IMAX business from a niche film entertainment experience found in museums and institutions into one of the world’s leading entertainment technology companies. IMAX today is rapidly expanding its theatrical distribution platform worldwide by exhibiting blockbuster Hollywood films in the best format available for consumers in more than 300 theatres and multiplexes around the world. We have a strong management team in place and have made tremendous progress over the past year. The implementation of our new digital theatre systems and our joint-venture business model with commercial theatre operators has advanced considerably. Our strategy is taking hold, and we are on our way to delivering improved financial performance.”
Continued Mr. Wechsler, “Now that we have begun to successfully implement IMAX’s Hollywood and digital strategies, I think this is the ideal time for me to transition into the Chairman’s role. This will allow me to continue to use my energy and talents to benefit IMAX, while also pursuing other opportunities of interest to me. This is a natural evolution for the Company, and I look forward to continuing to work closely with Rich to achieve our goals over the short and long term.”
Added Mr. Gelfond, “Brad has been and will continue to be a tremendous partner who has brought significant value to the business in many ways over the years. This restructuring will allow each of us to continue to apply our respective strengths to create even more value for IMAX shareholders, customers and consumers around the world. Brad has great strategic skills and business development acumen, and freeing him up to focus on these areas will benefit the Company over the long term.”
As of September 30, 2008, IMAX has signed contracts for 207 IMAX digital theatre systems. IMAX currently has 38 digital joint-revenue sharing theatre systems in operation and is on track to install approximately 45 digital theatre systems by the end of the year. Reflecting only those scheduled installations already in backlog, the Company estimates having between 115 and 125 joint revenue sharing systems in operation at the end of 2009. In addition, the Company has filled out the majority of its film slate through 2009 and into 2010 with major Hollywood films from almost every significant studio including Dreamworks, Paramount, Warner Bros. and 20th Century Fox. Most recently, on November 19th, IMAX announced a new five-picture arrangement with Walt Disney Studios.
Concluded Messrs. Wechsler and Gelfond, “We are excited about the opportunities we see for IMAX as we enter a new phase of growth. Our digital roll-out is on track and we have a strong Hollywood feature film slate, with virtually every major film studio releasing blockbuster films in IMAX. These changes in the leadership and management of IMAX are being done at the ideal time, and we believe they will ensure our continued growth and long-term success.”
About IMAX Corporation
 IMAX Corporation is one of the world’s leading entertainment technology companies, specializing in immersive motion picture technologies. The worldwide IMAX network is among the most important and successful theatrical distribution platforms for major event Hollywood films around the globe, with IMAX theatres delivering the world’s best movie presentations using proprietary IMAX, IMAX® 3D, and IMAX DMR®, technology. IMAX DMR is the Company’s groundbreaking digital re-mastering technology that allows it to digitally transform virtually any conventional motion picture into the unparalleled image and sound quality of The IMAX Experience. IMAX’s renowned projectors display crystal-clear images on the world’s biggest screens, and the IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences for consumers. As of September 30, 2008, there were 320 IMAX theatres operating in 42 countries.

IMAX®, IMAX® 3D, IMAX DMR®, IMAX® MPX®, and The IMAX Experience® are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.
This press release contains forward looking statements that are based on management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include ongoing discussions with the SEC and OSC relating to their ongoing inquiries and the Company’s accounting, the performance of films, the signing of theatre system agreements, the viability of new technologies, businesses and products, the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, risks arising from potential material weaknesses in internal control over financial reporting and fluctuations in foreign currency and in the large format, general commercial exhibition and out-of-home entertainment markets. These factors and other risks and uncertainties are discussed in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q.
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For additional information please contact:

Media:	Investors:
IMAX Corporation — New York Sarah Gormley 212-821-0155 sgormley@imax.com	IMAX Corporation — New York Heather Anthony 212-821-0121 hanthony@imax.com

Entertainment Media:	Business Media:
Rogers & Cowan, Los Angeles Jason Magner 310-854-8128 jmagner@rogersandcowan.com	Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com